Exhibit 15.2
ENFORCEMENT DECREE OF THE FRAMEWORK ACT ON TELECOMMUNICATIONS

Wholly Amended by Presidential Decree No. 13557, Dec. 31, 1991
Amended by Presidential Decree No. 14226, Apr. 30, 1994
Presidential Decree No. 14571, Apr. 6, 1995
Presidential Decree No. 15282, Feb. 22, 1997
Presidential Decree No. 15598, Dec. 31, 1997
Presidential Decree No. 15817, Jun. 24, 1998
Presidential Decree No. 16093, Jan. 29, 1999
Presidential Decree No. 16797, Apr. 29, 2000
Presidential Decree No. 17659, Jun. 29, 2002
Presidential Decree No. 17989, Jun. 5, 2003
Presidential Decree No. 18312, Mar. 17, 2004
Presidential Decree No. 18390, May. 24, 2004
Presidential Decree No. 18594, Dec. 3, 2004
Presidential Decree No. 18743, Mar. 18, 2005
Presidential Decree No. 19423, Mar. 29, 2006
Presidential Decree No. 19513, Jun. 12, 2006
CHAPTER I GENERAL PROVISIONS
Article 1 (Purpose)
     The purpose of this Decree is to provide matters delegated under the Framework Act on Telecommunications and matters necessary for its enforcement. <Amended by Presidential Decree No. 18743, Mar. 18, 2005>
Article 2 (Definitions)
     The definitions of terms used in this Decree shall be as determined in the Framework Act on Telecommunications (hereinafter referred to as the “Act”). <Amended by Presidential Decree No. 18743, Mar. 18, 2005>
CHAPTER II PROMOTION OF TELECOMMUNICATIONS TECHNOLOGY
Article 3 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 4 (Financial Support for Research Institute, etc.)
     (1) The Minister of Information and Communication may appropriate into the budget the required funds for the financial support under Article 10 (2) of the Act and for subsidies of research funds under Article 11 (2) of the Act. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     (2) The Minister of Information and Communication shall determine detailed matters necessary for the method and procedure of financial support and performance of research tasks. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

Article 5 (Research Institute, etc. Subject to Guidance and Fostering and Method of Guidance and Fostering)
     (1) The research institutes, etc. which the Minister of Information and Communication guides and fosters under Article 10 (4) of the Act shall be as follows: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16093, Jan. 29, 1999; Presidential Decree No. 18594, Dec. 3, 2004; Presidential Decree No. 18743, Mar. 18, 2005>
     1. The Electronics and Telecommunications Research Institute established under Article 8 of the Act on the Establishment, Operation and Fosterage of Government-Invested Research Institutions of Science and Technology;
     2. Research institutes established for the purpose of conducting researches on telecommunications and designated by the Minister of Information and Communication;
     3. An institute or an organization which carries out researches, developments, education, or training in telecommunications; and
     4. A corporation or an organization which is engaged in collecting, analyzing, and publicizing information on telecommunications.
     (2) Methods of the guidance and fostering concerning research institutes, etc. under paragraph (1) shall be as follows:
     1. Financial support for the ground research and performance of special tasks in the field of telecommunications;
     2. Support of the education and training in order to foster skilled technicians in the field of telecommunications;
     3. Supply of technological information on telecommunications; and
     4. Support for cooperations with other institutes, organizations, or international bodies.
     (3) The following funds shall be given to the research institutes mentioned in paragraph (1) 1 and 2:
     1. Research and development funds for telecommunications technology and policy on telecommunications;
     2. Construction expenses for facilities, etc. necessary for research and development; and
     3. Expenses for the management of other research institutes, etc.
Article 6 (Selection of Research Tasks)
     The Minister of Information and Communication may select the following research tasks under Article 11 (2) of the Act: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>

     1. Matters of the basic research relating to telecommunications;
     2. Matters concerning the research and development of a new telecommunications method or of technology;
     3. Matters concerning the technical improvement on telecommunications equipment; and
     4. Other matters necessary for the security of the core telecommunications technology.
Article 7 (Designation of Researcher)
     The Minister of Information and Communication designates, under Article 11 (2) of the Act, a person who will work on the research task in accordance with the following order: <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     1. A proposer of research tasks concerned; and
     2. A person who has successfully carried out a research dealing with similar subject matters to the research tasks concerned.
Article 8 (Joint Research, etc.)
     The Minister of Information and Communication may allow the designated person under Article 7 to work jointly on the research tasks under Article 6, if it is deemed specially necessary to do so. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     Article 8-2 (Basis for Calculation of Contribution for Research and Development)
     (1) The sales amount under Article 12 Paragraph (1) of the Act shall be the amount of profit generated from business minus the amount paid for using the telecommunication network of other telecommunication carriers.
     (2) The contribution for research and development under Article 12 Paragraph (1) of the Act (“Contribution”) shall be an amount equal to 5/1000 of the previous year’s sales amount, provided that for telecommunication carrier within the meaning of Article 34 Paragraph (3) Item 2 of the Telecommunication Business Act, the contribution amount shall be 75/10,000 of the previous year’s sales amount.
     (3) In the event of imposing contributions pursuant to Article 12 Paragraph (1) of the Act, the Minister of Information and Communication shall notify in writing of, among others, the amount of contribution annually calculated pursuant to Paragraph (2) and the due date for remittance and notify that said contribution shall be remitted to the account for Information and Communication Promotion Fund opened with the Bank of Korea pursuant to Article 33 of the Informatization Promotion Framework Act.
     (4) Necessary details of the calculation of the contribution amount and imposition of contribution shall be decided and announced by the Minister of Information and Communication. [Newly inserted Mar. 29, 2006]
Article 8-3 (Reduction of Contribution)
     The Minister of Information and Communication shall, pursuant to Article 12 Paragraph (3), exempt from contribution those telecommunications carriers subject to the contribution who have recorded sales less than KRW30 billion the previous year or who have suffered net loss for the term, and shall reduce the amount of contribution for telecommunications carrier who are subject to contribution exceeding 70/100 of the net profit for the term by the excess amount. [Newly inserted Mar. 29, 2006]

Article 8-4 (Default Charges)
     (1) The default charge under Article 12 Paragraph (4) of the Act shall be equal to 3/100 of the defaulted contribution.
     (2) In the event of default in payment of the default charge, an additional charge in the amount equal to 12/1,000 of the defaulted amount (“Double Default Charge”) shall be added to the default charge under Paragraph (1) for each month passed after the due date for the contribution. In such event, the Double Default Charge may not be additionally charged for more than 60 days. [Newly inserted Mar. 29, 2006]
Article 9 (Contents of Technical Guidance, etc.)
     (1) The subject matters and contents for technical guidance conducted by the Minister of Information and Communication under Article 13 (2) of the Act shall be as follows: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>
     1. Matters concerning the application of technical standards of telecommunications equipment;
     2. Matters concerning the adoption, practical application and development of a new telecommunications method and technology;
     3. Matters concerning the improvement of production technology of telecommunications equipment;
     4. Matters concerning the improvement of functions and special features of telecommunications equipment; and
     5. Matters concerning the standard construction method applied to the installation and maintenance of telecommunications facilities.
     (2) Methods of the technical guidance carried by the Minister of Information and Communication for the person subject to the technical guidance shall be as follows: <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     1. Guidance concerning the quality assurance of telecommunications equipment;
     2. Supply of technical information;
     3. Support for technical training and overseas technical cooperation; and
     4. Transfer of technology.
CHAPTER III TELECOMMUNICATIONS FACILITIES
Article 10 (Selection of Specialized Agency for Data Survey)
     (1) When the Minister of Information and Communication intends to have a specialized agency in the field of telecommunications conduct data survey necessary for consultation among the key communications business operators regarding joint installation of telecommunications facilities under the provisions of Article 18 (3) of the Act, he shall select an agency recognized as having speciality with regard to the relevant survey and being capable of ensuring impartiality and objectiveness and have such agency conduct it.
     (2) When the Minister of Information and Communication selects a specialized agency to conduct data survey as provided for in paragraph (1), he shall inform the key communications business operators concerned thereof.
     [This Article Newly Inserted by Presidential Decree No. 17659, Jun. 29, 2002]
Articles 11 through 13 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 14 (Report of Private Telecommunications Facilities)
     (1) A person who intends to install private telecommunications facilities under Article 20 of the Act shall submit a report (including a report which is an electronic document) specifying the following contents to the Minister of Information and Communication in accordance with the Ordinance of the Ministry of Information and Communication not later than twenty-one days prior to the beginning date of installation work for such facilities: <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18312, Mar. 17, 2004>
     1. Reporter;
     2. Type of business;
     3. Purpose of business;
     4. Telecommunications method;
     5. Installation place of facilities;
     6. Outline of the installation; and
     7. (Expected) Date of the facilities’use.
     (2) “Matters specified by the Presidential Decree” in the latter part of Article 20 (1) of the Act means matters in paragraph (1) 2 through 6 inclusive.
     (3) If a person, who has made a report on installation of private telecommunications facilities, intends to alter the matters stipulated in paragraph (2), he shall file with the Minister of Information and Communication a report (including a report which is an electronic document) on alteration stating the matters he intends to alter not later than twenty-one days (beginning date of the relevant alteration work in case where intending to alter the facilities falling under paragraph (1) 4 through 6) prior to the relevant beginning date of alteration. <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18312, Mar. 17, 2004>
     (4) Deleted. <by Presidential Decree No. 16797, Apr. 29, 2000>
     [This Article Wholly Amended by Presidential Decree No. 14571, Apr. 6, 1995]

Article 15 (Confirmation on Construction Work, etc. for Installation)
     (1) A person who has made installation or modification report on private telecommunications facilities under Article 20 (3) of the Act shall be confirmed by the Minister of Information and Communication within seven days after the construction work for the installation of facilities and modification is completed. <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>
     (2) A person who intends to be confirmed by the Minister of Information and Communication under paragraph (1) shall confirm whether it has been executed properly meeting the following requirements and shall submit the results (including those which are electronic documents) to the Minister of Information and Communication: <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 18312, Mar. 17, 2004>
     1. Technical criteria referred to in Article 25 (1) of the Act; and
     2. Contents of the design documents referred to in Article 25 (3) of the Act.
Articles 16 and 17 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 18 Deleted. <by Presidential Decree No. 14571, Apr. 6, 1995>
Article 19 (Supply of Private Telecommunications Facilities)
     (1) A person who has installed the private telecommunications facilities may supply them for the facilities-based telecommunications service provider where there are the unused telecommunications facilities in excess of the capacity necessary for his employment of telecommunication from among the private telecommunications facilities installed where the facilities-based telecommunications service provider asked to install pursuant to Article 21 (2) of the Act.
     (2) The consideration for supply where the private telecommunications facilities are supplied for the facilities-based telecommunications service provider pursuant to paragraph (1) shall be in accordance with the criteria announced publicly by the Minister of Information and Communication within the limit of the amount which adds the amount of investment and repair to the expenses required for the network and operation of the private telecommunications facilities concerned.
     [This Article Wholly Amended by Presidential Decree No. 15282, Feb. 22, 1997]
Article 19-2 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 19-3 (Facilities Subject to Securing Pipeline)
     The term “other facilities or housing sites as determined by the Presidential Decree” in Article 30-2 (1) 8 of the Act means the facilities, etc. of the following subparagraphs: <Amended by Presidential Decree No. 15817, Jun. 24, 1998; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18743, Mar. 18, 2005>

     1. Passenger transport terminals under the Passenger Transport Service Act;
     2. Freight terminals under the Goods Distribution Promotion Act;
     3. Complexes for the cooperating business of small and medium enterprises created under the Promotion of Small and Medium Enterprises and Encouragement of Purchase of Their Products Act;
     4. Distribution complexes developed under the Promotion of Distribution Complex Development Act;
     5. Tourist resorts or sightseeing complexes created under the Tourism Promotion Act; and
     6. Sewage culverts under the Sewerage Act.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 19-4 (Conciliation on Rights of Way)
     (1) Where the Minister of Information and Communication is asked for conciliation referred to in Article 30-2 (5) of the Act and prepares a draft conciliation, he shall be advised by the head of the related administrative agency and the parties.
     (2) Where the Minister of Information and Communication prepares a draft conciliation referred to in paragraph (1), he shall notify it to the parties and may recommend an acceptance by specifying a period of not less than 30 days.
     (3) Where the draft conciliation referred to in paragraph (2) is accepted by the parties concerned, the Minister of Information and Communication shall prepare a draft conciliation containing matters falling under the following subparagraphs and have the parties concerned sign and seal it:
     1. Case number;
     2. Names and addresses of parties, appointed parties or agents;
     3. Purport of request for conciliation;
     4. Conciliation provisions; and
     5. Date of preparation.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 19-5 (Selection of Operators of Integrated Operation Communication Service)
     (1) The Minister of Information and Communication shall, where he intends to select operators of key communication business who are able to operate telecommunication facilities and equipment, etc. in an integrated manner under Article 31 (1) of the Act, examine matters falling under each of the following subparagraphs and select such operators from among the operators of key communication business who render the telecommunications service in areas or their adjacent areas where telecommunications facilities and equipment subject to the integrated operation are installed:
     1. Manpower and organizations of the operators of key communication business;
     2. Facilities and equipment in possession of the operators of key communication business;
     3. Technical levels of the operators of key communication business; and
     4. Financial structures of the operators of key communication business.
     (2) The Minister of Information and Communication shall, where he intends to select operators of integrated operation communication business in accordance with Article 31 (1) of the Act, go through in advance deliberation of the Information and Communications Policy Deliberation Council (hereinafter referred to as the “Council”) pursuant to Article 44-2 (1) of the Act.
     [This Article Newly Inserted by Presidential Decree No. 16797, Apr. 29, 2000]
Article 20 (Matters to be Included in Integrated Operation Plan)
     “Other matters prescribed by the Presidential Decree” in Article 31 (3) 3 of the Act means matters falling under the following subparagraphs:
     1. Matters concerning charge for integrated telecommunications facilities; and
     2. Matters concerning workers who operated integrated telecommunications facilities.
Article 21 (Purchase of Telecommunications Facilities, etc.)
     (1) Sale price of telecommunications facilities, etc. under Article 32 (2) of the Act shall be calculated based on the appraised value of certified public appraisers under the Public Notice of Values and Appraisal of Real Estate Act: Provided, That if it is not easy to have a certified public appraiser appraise, sale price may be calculated through a consultation between the parties concerned. <Amended by Presidential Decree No. 18743, Mar. 18, 2005>
     (2) Matters concerning sale procedure of telecommunications facilities, etc. and payment method of sale price under Article 32 (2) of the Act are decided by virtue of the consultation between parties concerned.
CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENT
Article 22 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 23 Deleted. <by Presidential Decree No. 14571, Apr. 6, 1995>
Article 24 Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 25 (Disposal and Collection of Telecommunications Equipment)
     An order of the Minister of Information and Communication for the disposal or collection of telecommunications equipment under Article 36 (3) of the Act shall be made in writing and the reason and period for the disposal or collection shall be specified. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
CHAPTER V KOREA COMMUNICATIONS COMMISSION
Article 26 (Designation of Officials)
     Officials including the chairman of the Korea Communications Commission under Article 37 (1) of the Act (hereinafter referred to as the “Korea Communications Commission”) shall be appointed or commissioned by the President after seconded by the Minister of Information and Communication. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
Article 27 (Management, etc. of Meeting)
     (1) The chairman of the Korea Communications Commission shall convene a meeting of the Commission and preside over the meeting.
     (2) When the chairman of the Korea Communications Commission intends to convene the meeting, he shall fix date, place, and matters to be presented in the meeting and notify thereof in writing to each official by seven days before the fixed date for the meeting: Provided, That this shall not apply to an urgent matter.
     (3) The Korea Communications Commission may allow interested parties or witnesses to present the meeting and state their opinions or submit necessary information.
     (4) Witnesses presented in the meeting under paragraph (3) may be supplied with traveling expenses within the scope of budget.
Article 28 (Payment of Allowance, etc.)
     For officials of the Korea Communications Commission, allowance within the scope of budget may be paid: Provided, That this shall not apply in case where a commissioner, who is a public official, presents himself in the meeting directly in relation to his own tasks.
Article 29 (Detailed Management Provisions)
     Necessary matters concerning the management of the Korea Communications Commission other than ones provided in this Decree shall be stipulated by the Korea Communications Commission.
Article 30 (Period for Ruling)
     (1) The Korea Communications Commission shall make a ruling within 60 days after it receives an application for a ruling under Article 40-2 of the Act. <Amended by Presidential Decree No. 15282, Feb. 22, 1997>
     (2) If the Korea Communications Commission fails to make a ruling within the fixed period as provided in paragraph (1) due to an unavoidable circumstance, a period for the ruling may be extended, for one occasion only, for not more than 30 days by the resolution of the Korea Communications Commission.
Article 31 (Ruling)
     (1) Ruling of the Korea Communications Commission shall be in writing.
     (2) A ruling as provided paragraph (1) shall specify an order, the reason of order, and date of decision, and the chairman, and officials presented in the meeting shall sign or seal the ruling and send it to parties concerned.
Article 31-2 (Composition of Information and Communications Policy Deliberation Council, etc.)
     (1) The Council shall be composed of not more than 20 members including one chairman. <Amended by Presidential Decree No. 16797, Apr. 29, 2000>
     (2) The chairman and members of the Council shall be those appointed or commissioned by the Minister of Information and Communication from among those falling under any of the following subparagraphs: <Amended by Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 18743, Mar. 18, 2005, Jun. 12, 2006>
     1. Public officials (including public officials of the High Ranking Public Official Group) of Grade III or higher, or equivalent to Grade III or higher of related administrative agencies;
     2. Persons in charge of lecture and research on the information and communications-related fields at universities or research institutes under the Higher Education Act;
     3. Representatives of information and communications-related organizations or agencies, or persons who have been or were in office as executive officers of information and communications-related enterprises for not less than 5 years;
     4. Persons who have much knowledge and experience in information and communications; and
     5. Persons who are recommended by civil groups (referring to nonprofit non-governmental organizations under Article 2 of the Assistance for Nonprofit Non-Governmental Organizations Act).
     (3) The terms of office for members shall be two years, but they may be reelected: Provided, That the term of office for any member who is designated or commissioned after the decision of his office shall be the period for which he holds such office. <Newly Inserted by Presidential Decree No. 16797, Apr. 29, 2000>
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-3 (Functions of Chairman)
     (1) The chairman shall exercise overall control over the affairs and represent the Council.

     (2) Where the chairman is unable to discharge his functions due to compelling reasons, a member appointed in advance by the chairman shall act as chairman on his behalf.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-4 (Meetings of Information and Communications Policy Deliberation Council)
     (1) The chairman shall convene a meeting of the Council and shall preside over it.
     (2) Decisions of a meeting of the Council shall be taken by a majority of all the members attending and by affirmative vote of a majority of members present.
     (3) Where deemed necessary, the Council may be advised by the related public officials or related experts.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-5 (Secretary of Information and Communications Policy Deliberation Council)
     The Council shall have a secretary to handle the affairs of the Council, and the secretary shall be appointed by the Minister of Information and Communication from among the public officials belonging to the Ministry of Information and Communications.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-6 (Subcommissions)
     The Council may have subcommissions where the matters which the Minister of Information and Communication submits for deliberation need the technical review.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-7 (Allowance)
     The members who attend the Council or subcommissions shall be paid allowance within the limits of the budget: Provided, That this shall not apply in case where the members who are public officials attend it in direct connection with their affairs concerned.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]
Article 31-8 (Operational Regulations)
     The necessary matters, as except provided in this Decree, about the operation of the Council and the composition and operation etc. of subcommissions shall be determined by the chairman through a resolution of the Council.
     [This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

CHAPTER V-2 CONTROL OF COMMUNICATIONS DISASTER
Article 31-9 (Formulation Procedures for Basic Plan for Communications Disaster Control)
     (1) The Minister of Information and Communication shall prepare a guide for a formulation of basic plans for communications disaster control for the next fiscal year not later than the end of April each year under Article 44-3 (3) of the Act, and notify it to the major key communications business operator under Article 44-3 (1) of the Act (hereinafter referred to the “major key communications business operator”).
     (2) The major key communications business operator shall formulate a plan for communications disaster control for the next fiscal year pursuant to a guide for formulation under paragraph (1), and submit it to the Minister of Information and Communication not later than the end of May each year.
     (3) The Minister of Information and Communication shall fix the basic plans for communications disaster control for the next fiscal year not later than the end of July each year, under Article 44-3 (5) of the Act.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]
Article 31-10 (Organization and Operation of Communications Disaster Control Committee)
     (1) Vice Ministers of related central administrative agencies who are to become the members of the Communications Disaster Control Committee (hereinafter referred to as the “Committee”) under Article 44-5 (3) of the Act, shall be the Administrator of the National Emergency Management Agency, Vice Minister of National Defense, Deputy Director of the National Intelligence Service, and Vice Ministers of related administrative agencies which are deemed necessary by the Chairman. <Amended by Presidential Decree No. 18390, May 24, 2004>
     (2) The Chairman shall convene a meeting of the Committee and preside over it.
     (3) If the Chairman is unable to perform his duties due to any inevitable reasons, a member shall act on behalf of the Chairman in the order of members nominated by the Chairman.
     (4) Where the Chairman intends to convene a meeting of the Committee, he shall notify each member, in writing or by an electronic document, of the date and time, venue and agenda of the meeting not later than 7 days before an opening of the meeting: Provided, That the same shall not apply to the case where it is a matter of urgency or there exist inevitable causes.
     (5) The Committee shall resolve by the attendance of a majority of all incumbent members, and by the consent of a majority of those present.
     (6) The Committee may hear the opinions of the related public officials or the related specialists in case where it is deemed necessary.
     (7) The Committee shall have an executive secretary to deal with its affairs, and he shall be nominated by the Chairman from among the public officials belonging to the Ministry of Information and Communication.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]

Article 31-11 (Organization and Operation of Working Committees)
     (1) Working committees established in the Committee under Article 44-5 (4) shall consist of less than 15 working members including one chairman of working committee.
     (2) The chairman of working committee shall be the Chief of Telecommunication Business Promotion Bureau of the Ministry of Information and Communication, and the working members shall be the persons falling under the following subparagraphs:
     1. Each one of persons designated by the head of relevant institution, from among the public officials of Grade IV or those corresponding thereto, who belong to the central administrative agencies whereto the members under Article 31-10 (1) are attached, and to the related administrative agencies deemed necessary by the chairman of working committee; and
     2. Person who is commissioned by the chairman of working committee from among the persons falling under any of the following items:
          (a) Person in charge of the duties concerning communications disaster, from among the employees of a major key communications business operator and of the electric communications business operators’ organization; and
          (b) Person who has much knowledge of, and experiences in, the communications disaster control.
     (3) The chairman of working committee shall convene a meeting of the said committee, and preside over it.
     (4) The working committee shall have an executive secretary to deal with its affairs, and he shall be nominated by the chairman of working committee, from among the public officials belonging to the Ministry of Information and Communication.
     (5) The working committee shall examine and deliberate on the cases referred to the Committee, and on the items delegated by the Committee or directed by the Chairman of the Committee.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]
Article 31-12 (Allowances)
     Allowances may be paid within the limit of budgets to the members or the working members who have attended a meeting of the Committee or the working committees: Provided, That the same shall not apply to the case where the members or the working members who are the public officials attend in direct relations with their competent duties.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]
Article 31-13 (Operational Rules)
     Except as prescribed in this Decree, matters necessary for an organization and operation, etc. of the Committee shall be determined by the Chairman after going through a resolution by the Committee, and matters necessary for an organization and operation, etc. of the working committee shall be determined by the chairman of working committee after going through a resolution by the working committee, respectively.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]
Article 31-14 (Organization and Operation of Countermeasure Headquarters)
     (1) The communications disaster countermeasure headquarters under Article 44-8 of the Act (hereinafter referred to as the “countermeasure headquarters”) shall consist of the public officials belonging to the central administrative agency and the employees belonging to the major key communications business operator, who are directly related with a restoration of communications disaster.
     (2) The Minister of Information and Communication shall determine in advance an organizing method of the countermeasure headquarters, so as to enable to swiftly cope with the communications disaster, and to notify it to the head of central administrative agency and the major key communications business operator whereto belong the constituent members of the countermeasure headquarters under paragraph (1).
     (3) The head of countermeasure headquarters shall represent the said headquarters and exercise overall control of the affairs falling under any of the following subparagraphs:
     1. Direction and control of the mobilization of materials for an urgent restoration and the restoration activities by the major key communications business operator;
     2. Establishment of the countermeasures for efficient urgent restoration activities, such as a setting-up of the urgent restoration systems and a sharing of roles between the major key communications business operators, etc.;
     3. Support to the communications in the communication disaster areas; and
     4. Other matters deemed necessary by the head of countermeasure headquarters.
     (4) The head of countermeasure headquarters may request the major key communications business operators to dispatch their employees, in order to efficiently operate the countermeasure headquarters. In this case, any major key communications business operator in receipt of a request for dispatching his employees shall comply with it unless there exist any special grounds.
     (5) Except as otherwise prescribed in this Decree, the matters necessary for organization and operation of the countermeasure headquarters shall be determined by the head of countermeasure headquarters.
     [This Article Newly Inserted by Presidential Decree No. 17989, Jun. 5, 2003]
CHAPTER VI SUPPLEMENTARY PROVISIONS
Article 32 (Opinion Statement Procedure)
     (1) If the Korea Communications Commission intends to give an opportunity to state an opinion under Article 40-2 (2) of the Act, it shall notify a person concerned or his representative not later than ten days before the fixed date for stating opinion. <Amended by Presidential Decree No. 15282, Feb. 22, 1997>
     (2) The person or his representative notified under paragraph (1) may present himself in the fixed date and state his opinion or submit his opinion in writing.
     (3) When the person concerned or his representative present himself and state his opinion as provided in paragraph (2), public officials concerned shall write out the abstract thereof, have the present person confirm it and affix sign and seal thereto.
     (4) Notification under paragraph (1) shall specify that the person concerned be deemed to have no opinion in the absence of any oral or written statement of opinion without due reason.
     (5) Deleted. <by Presidential Decree No. 15598, Dec. 31, 1997>
Article 33 (Delegation and Commission of Powers)
     (1) The Minister of Information and Communication shall delegate the following powers to the chief of the competent communications office under Article 46 (1) of the Act: <Amended by Presidential Decree No. 14571, Apr. 6, 1995: Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18743, Mar. 18, 2005>
     1. Acceptance of report on the installation of private telecommunications facilities and equipment under Article 20 (1) of the Act, and an acceptance of modification report on the installation of the facilities;
          1-2. Confirmation under Article 20 (3) of the Act;
     2. Order for handling telecommunications business affairs concerning the person who has installed the private telecommunications facilities and equipment under Article 22 (1) of the Act, or an order for connection between a private telecommunications facility concerned and the other telecommunications facility;
     3. Order given to a person who has installed the private telecommunications facilities and equipment under Article 23 (1) of the Act to make corrections;
     4. Order given to suspend the use of private telecommunications facilities, and an order for the reorganization and repair of the facilities, etc. under Article 23 (2) and (3) of the Act;
     5. Imposition and collection of penalty surcharges under Article 24 of the Act;
     6. Examination on or test for whether the telecommunications facilities conform to the technical criteria under Article 25 (5) of the Act;
     7. Correction with respect to the person who installs the telecommunications facilities under Article 27 of the Act and other necessary measures;
     8. Investigation of telecommunications equipment (limited to the telecommunications equipment to which type approval has not been granted in contravention of the main sentence of Article 33 (1) of the Act) under Article 36 (2) of the Act;
     9. Order for destruction or taking away of telecommunications equipment under Article 36 (3) of the Act (limited to the telecommunications equipment to which type approval has not been granted in contravention of the provisions of the main sentence of Article 33 (1) of the Act);
     10. Acceptance of report with respect to a person who installs telecommunications facilities and inspection under Article 45 (1) of the Act;
     11. Order for the elimination of illegal telecommunication facilities under Article 45 (2) of the Act, and other necessary measures; and
     12. Imposition and collection of a fine for negligence on and from any person who falls under Article 53 (1) 1 through 5, 8 (limited to any person who has rejected, hindered or dodged investigation for the telecommunications equipment to which type approval has not been granted in contravention of the main sentence of Article 33 (1) of the Act), 9 or 10 of the Act in accordance with Article 53 (2) of the Act.
     (2) The Minister of Information and Communication shall delegate the following authorities to the director general of the Radio Research Laboratory under Article 46 (1) of the Act: <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18743, Mar. 18, 2005>
     1. Deleted; <by Presidential Decree No. 18743, Mar. 18, 2005>
     2. Type approval of telecommunications equipment under Article 33 (1) of the Act;
     3. Designation, inspection, cancellation, suspension of business and supervision of designated testing institutions under Article 33-2 of the Act;
     4. Deleted; <by Presidential Decree No. 16797, Apr. 29, 2000>
     5. Termination of the type approval under Article 34-2 of the Act;
     6. Cancellation of the type approval and suspension of manufacturing product under Article 35 (1) of the Act, and other necessary measures;
     7. Affairs concerning investigation and test of telecommunications equipment (limited to the telecommunications equipment to which type approval has been granted under the main sentence of Article 33 (1) of the Act) under Article 36 (2) of the Act;
     8. Order for destruction or tacking away of telecommunications equipment under Article 36 (3) of the Act (limited to the telecommunications equipment for which sign of type approval has not been marked in contravention of the provisions of Article 33 (4) of the Act, or which has been judged inferior in quality after investigation and test under Article 36 (2) of the Act);
     9. Hearing under Article 45-2 of the Act; and

     10. Imposition and collection of a fine for negligence on and from any person who falls under Article 53 (1) 6, 7 or 8 (limited to any person who has rejected, hindered or dodged investigation and test for the telecommunications equipment to which type approval has been granted under the main sentence of Article 33 (1) of the Act) of the Act in accordance with Article 53 (2) of the Act.
     (3) Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>
Article 34 (Fine for Negligence)
     (1) When the Minister of Information and Communication imposes a fine for negligence under Article 53 (2) of the Act, he shall, after investigating and confirming the offense in question, specify in writing what has been violated, the method of objection, period for the submission of objection, and notify the person subject to the disposition of the fine for negligence to pay the fine. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     (2) When the Minister of Information and Communication intends to impose the fine for negligence pursuant to paragraph (1), he shall specify the period not less than 10 days and give the person subject to the disposition of an opportunity to state his opinion. In this case, it is deemed that there is no opinion in the absence of any oral or written statement of opinion within that period. <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 16797, Apr. 29, 2000>
     (3) In determining the amount of the fine for negligence, the Minister of Information and Communication shall take into account the motive and consequence of such an offense. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
     (4) Procedure for the collection of the fine for negligence shall be prescribed by the Ordinance of Ministry of Information and Communication. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>
          ADDENDA
Article 1 (Enforcement Date)
     This Decree shall enter into force on the date of its promulgation.
Article 2 (Transitional Measures on Disposition, etc.)
     At the time when this Decree enters into force, any disposition, procedure, and other conducts carried by the previous provisions shall be deemed to be performed by this Decree if there is a provision applicable to the disposition, procedure, and other conducts in this Decree.
Article 3 Omitted.
          ADDENDA <Presidential Decree No. 14226, Apr. 30, 1994>
     (1) (Enforcement Date) This Decree shall enter into force on the date of its promulgation.
     (2) (Transitional Measures on Installation of Private Telecommunications Facilities) A person obtaining a permission on the installation of private telecommunications facilities under the previous provisions who is falling under the amended provisions of Article 12 (2) 7 shall be regarded to make a report under the same provisions.
          ADDENDUM <Presidential Decree No. 14571, Apr. 6, 1995>
     This Decree shall enter into force on April 6, 1995.
          ADDENDA <Presidential Decree No. 15282, Feb. 22, 1997>
Article 1 (Enforcement Date)
     This Decree shall enter into force on the date of its promulgation.
Article 2 Omitted.
          ADDENDUM <Presidential Decree No. 15598, Dec. 31, 1997>
     This Decree shall enter into force on January 1, 1998.
          ADDENDA <Presidential Decree No. 15817, Jun. 24, 1998>
Article 1 (Enforcement Date)
     This Decree shall enter into force on the date of its promulgation.
Articles 2 through 6 Omitted.
          ADDENDA <Presidential Decree No. 16093, Jan. 29, 1999>
Article 1 (Enforcement Date)
     This Decree shall enter into force on the date of its promulgation.
Articles 2 through 4 Omitted.
          ADDENDA <Presidential Decree No. 16797, Apr. 29, 2000>
     (1) (Enforcement Date) This Decree shall enter into on April 29, 2000.
     (2) (Application Example for Terms of Office of Members of Information and Communications Policy Deliberation Council) The amended provisions of Article 31-2 (3) of the Act shall apply starting with members of the Information and Communications Policy Deliberation Council who are commissioned first after the enforcement of this Decree.
          ADDENDUM <Presidential Decree No. 17659, Jun. 29, 2002>
     This Decree shall enter into force on July 1, 2002.

          ADDENDUM <Presidential Decree No. 17989, Jun. 5, 2003>
     This Decree shall enter into force on the date of its promulgation.
          ADDENDUM <Presidential Decree No. 18312, Mar. 17, 2004>
     This Decree shall enter into force on the date of its promulgation.
          ADDENDA <Presidential Decree No. 18390, May 24, 2004>
Article 1 (Enforcement Date)
     This Decree shall enter into force on June 1, 2004.
Articles 2 through 4 Omitted.
          ADDENDA <Presidential Decree No. 18594, Dec. 3, 2004>
Article 1 (Enforcement Date)
     This Decree shall enter into force on the date of its promulgation.
Articles 2 through 5 Omitted.
          ADDENDUM <Presidential Decree No. 18743, Mar. 18, 2005>
     This Decree shall enter into force on the date of its promulgation.
          ADDENDUM <Presidential Decree No. 19423, Mar. 29, 2006>
Article 1 (Enforcement Date) This Decree shall enter into force on July 1, 2006.
Articles 2 and 3, omitted.
Article 4 (Amendment of other laws) (1) through <181> omitted
<182> The Enforcement Decree of the Telecommunications Framework Act shall be amended as follows: Article 31 Paragraph (2) Item 1 “Public Officials” shall be replaced with “Public officials (including public officials of the High Ranking Public Official Group).”
<183> through <241> omitted.